Exhibit 99.7
Denis Regimbal Executive Vice President Mobility Group July 31, 2007

Market Focus – Mobility


Total Handsets Unit Volumes
Cell Phones (Mu)
Other
CDMA
HSUPA
HSDPA
EDGE
GPRS
GSM
CY03
CY04
CY05
CY06
CY07 E
CY08 E
CY09 E

SAMSUNG AMOi 夏新

CHI MEI OPTOELECTRONICS TechFaith

- Cellular market growth continues
  - 23% YoY in 06
  - 10% YoY expected in 07 (IDC)
- IDC projects total handset market reaching >1.1B in CY07
  - GPRS/EDGE remaining ~55% of Market
  - 3G reaching ~13% of Market
  - CDMA volumes leveling off < 200Mu
- Strong worldwide subscriber growth in 06
  - 48% growth in APAC (w/o Japan)
  - 20% growth in Latin America
  - 20% growth in ROW
  - ~ 10% growth in US/Europe/Japan
- 2 customer support models
  - Standard product versus ASIC approach

2 LSI

Mobility Group Mission Leading provider of chip-sets and software frameworks that enable our customers to provide optimized and differentiated handsets into the mass-market segments Mobile services are at the center of 2.7 billion lives!

LSI supplies 10.8% of the global GPRS/EDGE (2.5G) segment LSI is #3 vendor behind TI and Freescale in this space LSI is the leading supplier of ASSP based solutions in this segment Top 5 Cell Phone vendors are, or have, adopted multi-source strategies. Trend is shifting to ASSP based solutions ( IDC & LSI forecast: 640M 2.5G phones in 2007 ) Our Position ASIC 61% LSI ASSP 11% Other ASSP 28%

MPG System Layer MPG Hardware GSM, GPRS, EDGE, WCDMA, HSDPA/HSUPA Multimedia Framework: Audio/Video record & play, Image encoding/decoding Polyphonic Synthesizer, etc Connectivity Framework: Bluetooth, IR, USB, UART, etc Security Framework: Interfaces to security engines Secure Boot features System Framework: File system, memory, string converter, etc Communications Framework: Protocol Stack interfaces Customer's Man-Machine Interface (MMI) Protocol Stack Layer 2&3 GSM, GPRS, EDGE, WCDMA, HSxPA Protocol Stack Layer 1 Audio Our Cellular Products LSI Solution Digital & Analog BB + Power Management + all system level firmware + integrated file system

Key Strengths & Success Factors Strong & Growing Samsung Relationship Competitive 3G Product Offering & Roadmap Execution on Customer Expansion Opportunities Flexible Platform Enabling Competitive Portfolio

Strong & Growing Samsung Relationship

Samsung Technology Leader	• 1st to deliver GPRS solution to Samsung, enabling them to launch first GPRS phone (SGH-Q100) to market in 2001 • 1st EDGE solution, and Samsung released the first EDGE phone (SGH-P710) in 2004 • 1st baseband PoP (package on package) supplier, which contributed to Samsung's great success of both: – Ultra Edition1 (SGH-D830, X820) – Ultra Edition 2 (SGH-U600, U300, U100)
Samsung Business Success	• Delivered over 155Mu base-band chipset to Samsung since 2003 - unit growth exceeding 54% per year • Growing revenues ~34% per year since 2003 • "Best Partner" award for four consecutive years

And well positioned to grow with roadmaps aligned to Samsung needs!

7 LSI

Tier Segment Phone BOM Target Mobility Platform High-End PDA/ Feature Phones > $60 NOW Mid-Range Mid- Multimedia $45 - 75 NOW Mid-Range Entry Multimedia $35 - 55 NOW Low Cost Camera + MP3 $29 - 39 NOW Low Cost Camera $24 - 29 NOW Low Cost BT $19- 24 NOW Ultra-Low Cost Voice only < $19 NOW Complete portfolio delivering optimized BOM in each segment Sub $19 BOM for ULC today Integrated MM for low cost and entry level 2.5G Portfolio Addressing Highly Segmented Market

Tier Segment Phone BOM Target Mobility Platform High-End PDA > $100 2H'08 High-End Feature Phone $70 - 100 2H'08 Mid-Range EnhancedMultimedia $60 - 80 2H'08 Mid-Range Entry Multimedia $35 - 65 4Q'07 Low Cost Low < $40 NOW UMTS Production Ready - 3G Phones Shipping Soon 65nm single chip BB HSDPA device now Release 6 & 7 HSUPA Prototype device now Competitive 3G Product Roadmap

Expansion of our Customer Base Develops handsets for Chinese and European operators #3 Chinese domestic handset supplier (source: IDC) Launched 10 EDGE Smartphones and Feature phones using LSI's TrueNTRY(tm) chipsets since 4Q06 13 Smartphones and Feature phones under development using 3 different LSI chipsets Leading Taiwan ODM for mobile handsets servicing Motorola, Sony Ericsson, and other Tier-1 handset OEMs First generation entry level 3G phone completed Interoperability Testing (IOT) in late '06 and under operator evaluation Provides Smartphone, Feature phone, and entry level phones to international Tier-1 and Chinese OEMs 1400 software engineers deliver integrated application, Linux, and Windows Mobile solutions Solutions offered by over 20 operators including Orange, T-Mobile, AT&T, Vodafone, Telefonica, and NZ-telecom

Optimized Solutions Through Flexible Platforms Analog & Power Mgmt (ABB) Digital Baseband (DBB) Digital Signal Processor (DSP) Applications Processor ARM9 Communications Processor ARM7 Conversion Signal Processor (CSP) Power System Control (PSC) Radio Connectivity BT, WiFi, etc Memory USB Power Regulators Battery Management MMCC User IF LCD, Keyboard.. SIM Card Alarms & Charging Audio LSI Developed Drivers Driver Management Samsung,Intel, Spansion Corelogic, MTEK, Sunplus, AIT CSR, BCOM, Marvel. UNav, Nemerix SiLabs, Skyworks, IFX, ADI, Sirific, RFMD Tuning Tools STK Std (Gemalto ...) Enable selection of best-in-class components to optimize segment offering ( price, power, performance) Enables 'base-platform' strategy - accelerated time to market (re-use, certification etc...) - optimized operations (simplified manufacturing, test etc..)

Why We Win and Continue to Win Proven, high quality, high volume supplier of cellular phone baseband solutions Standard products optimized for entry-level mass market cellular phones Flexible and scalable solutions enable OEMs to differentiate and optimize products Samsung U600 Samsung F300 Amoi E606 Samsung X820 Amoi E65 Amoi E65

Growth Drivers for Mobility Group Growing market 10% year-over-year growth from 2006 to 2007 (Source: IDC) Key customer is gaining share Samsung gained 2.6% share in the March ending quarter (13.6% overall share) Expanding customer set Recent agreement with TechFaith to engage broader customer set Already in discussion with 2 potential customers Grow 3G business UMTS mass production this summer HSDPA solution later this year Increase ASP Integration of additional content that enable total BOM savings